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                                                                    EXHIBIT 3.03

                                 DSL.net, Inc.

                                 * * * * * * *

                         AMENDED AND RESTATED BY-LAWS

                                 * * * * * * *

1.   OFFICES.
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     1.1  Registered Office.  The registered office shall be in the City of
          -----------------
Wilmington, County of New Castle, State of Delaware.

     1.2  Other Offices.  The Corporation may also have offices at such
          -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

2.   MEETINGS OF STOCKHOLDERS.
     ------------------------

     2.1  Place of Meetings. All meetings of the stockholders shall be held at
          -----------------
such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2  Annual Meeting.  Annual meetings of stockholders shall be held on
          --------------
such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     2.3  Annual Meeting Notice. Written notice of the annual meeting stating
          ---------------------
the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten, nor more than sixty, days before the date of the meeting.

     2.4  Voting List.  The officer who has charge of the stock ledger of the
          -----------
Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This list shall
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presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     2.5  Special Stockholders Meetings.  Special meetings of stockholders may
          -----------------------------
be called at any time by the Chairman of the Board (if any), a majority of the Board of Directors or the President and shall be held at such place, on such date and at such time as shall be fixed by the Board of Directors or the person calling the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     2.6  Notice of Special Meeting.  Written notice of a special meeting
          -------------------------
stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten, nor more than sixty, days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     2.7  Purposes of Special Meetings.  Business transacted at any special
          ----------------------------
meeting of stockholders shall be limited to the purposes stated in the notice.

     2.8  Quorum.  A majority of the voting power of the Corporation, present
          ------
in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these by-laws. Shares held by brokers which such brokers are prohibited from voting (pursuant to their discretionary authority on behalf of beneficial owners of such shares who have not submitted a proxy with respect to such shares) on some or all of the matters before the stockholders, but which shares would otherwise be entitled to vote at the meeting ("Broker Non-Votes") shall be counted, for the purpose of determining the presence or absence of a quorum, both (a) toward the total voting power of the shares of capital stock of the Corporation and (b) as being represented by proxy. If a quorum has been established for the purpose of conducting the meeting, a quorum shall be deemed to be present for the purpose of all votes to be conducted at such meeting, provided that where a separate vote by a class or classes, or series thereof, is required, a majority of the voting power of the shares of such class or classes, or series, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders holding a majority of the voting power of the shares of stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.9  Controlling Vote.  When a quorum is present at any meeting, the
          ----------------
vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express

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provision of a statute, the Certificate of Incorporation or these by-laws a different vote is required, in which case such express provision shall govern and control the decision of such question. Any election of directors by the stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at such election, except as otherwise provided by the Certificate of Incorporation. For the purposes of this Section 2.9, Broker Non-Votes represented at the meeting but not permitted to vote on a particular matter shall not be counted, with respect to the vote on such matter, in the number of (a) votes cast, (b) votes cast affirmatively, or (c) votes cast negatively.

     2.10  Voting and Proxies.  At any meeting of the stockholders, each
           ------------------
stockholder shall have one vote for each share of stock entitled to vote at such meeting held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting (to the extent not otherwise prohibited by the Certificate of Incorporation or these by-laws), may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by written proxy executed by such stockholder or his or her authorized agent or by a transmission permitted by law and delivered to the secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section
2.10 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of directors but excepting where otherwise required by law or the Certificate of Incorporation, may take place via a voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

     2.11  Action Taken by Written Consent. Stockholders of the Corporation may
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not take any action by written consent in lieu of a meeting.

     2.12  Introduction of Business at Meetings.
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           (a) Annual Meetings of Stockholders.
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               (i)  Nominations of persons for election to the Board of
          Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 2.12, who is entitled to vote at the

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          meeting and who complies with the notice procedures set forth in this
          Section 2.12.

               (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that if
                                                    -----------------
          either (1) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such an anniversary date or (2) no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

               (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days

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          before or sixty (60) days after such anniversary date, at least ninety
          (90) days prior to such annual meeting), a stockholder's notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (b)  Special Meetings of Stockholders.  Only such business shall be
               --------------------------------
     conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90/th/) day prior to such special meeting nor later than the later of (x) the close of business on the sixtieth (60th) day prior to such special meeting or (y) the close of business on the tenth (10/th/) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (c)  General.
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               (i)   Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

               (ii) For purposes of this Section 2.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or comparable national news

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          service or in a document publicly filed by the Corporation with the
          Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (iii) Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.12 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

3.   DIRECTORS.
     ---------

     3.1  Number and Election.  The number of directors which shall constitute
          -------------------
the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of the stockholders (or, if so determined by the Board of Directors pursuant to Section 2.12, at a special meeting of stockholders) as provided in Section 2, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders of the Corporation.

     3.2  Powers of the Board.  The business of the Corporation shall be managed
          -------------------
by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     3.3  Place of Meetings.  The Board of Directors of the Corporation may hold
          -----------------
meetings, both regular and special, either within or without the State of Delaware.

     3.4  Annual Meeting.  An annual meeting of each newly elected Board of
          --------------
Directors shall be held directly following each annual meeting of the stockholders for the purpose of appointing the officers of the Corporation and transacting such other business as shall be brought before such meeting. No notice of the annual meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the newly elected Board of Directors to meet directly following the annual stockholders' meeting, the annual meeting of the Board of Directors may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     3.5  Regular Meetings.  Regular meetings of the Board of Directors may be
          ----------------
held without notice at such time and at such place as shall from time to time be determined by the Board.

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     3.6  Special Meetings.  Special meetings of the Board may be called by the
          ----------------
Chairman of the Board (if any), the president or the secretary and shall be called by the president or secretary on the written request of any director. Notice of any special meeting of directors shall be given to each director by the secretary or by the officer or one of the directors requesting the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting,
(ii) by sending a telegram or delivering written notice by facsimile transmission, by e-mail or by hand, to his or her last known business, home or e-mail address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his or her last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     3.7  Quorum.  At all meetings of the Board, a majority of the directors
          ------
shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.8  Action Taken by Written Consent.  Unless otherwise restricted by the
          -------------------------------
Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     3.9  Meetings by Conference Call.  Unless otherwise restricted by the
          ---------------------------
Certificate of Incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.10 Committees.
          ----------

          (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such committee or committees shall have such name or names, powers and functions as may be determined from time to time by resolution adopted by the Board of Directors.

          (b) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another

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     member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          (c) Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

     3.11 Minutes of Committee Meetings.  Each committee shall keep regular
          -----------------------------
minutes of its meetings and report the same to the Board of Directors when required.

     3.12 Compensation of Directors.  Unless otherwise restricted by the
          -------------------------
Certificate of Incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for serving on such committees and attending committee meetings.

     3.13 Vacancies.  Unless and until filled by the stockholders, any vacancy
          ---------
in the Board of Directors, however occurring, including a vacancy resulting from an enlargement thereof, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.


4.   NOTICES.
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     4.1  Notices.  Whenever, under the provisions of any statute or of the
          -------
Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, facsimile or e-mail.

     4.2  Waiver of Notice.  Whenever any notice is required to be given under
          ----------------
the provisions of any statute or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent thereto.

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5.   OFFICERS.
     --------

     5.1  Election of Officers.  The officers of the Corporation shall be chosen
          --------------------
by the Board of Directors at its annual meeting following each annual meeting of the stockholders and shall be a president, a secretary and a treasurer. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these by-laws otherwise provide.

     5.2  Other Officers.  The Board of Directors may also appoint a Chairman of
          --------------
the Board, one or more vice presidents, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chairman of the Board, if any, shall be elected from the members of the Board of Directors.

     5.3  Successors.  The officers of the Corporation shall hold office until
          ----------
their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     5.4  Chairman of the Board.  If provided by the Board of Directors, the
          ---------------------
Chairman shall be the chief executive officer of the Corporation and shall perform such duties and possess such powers as are designated by the Board of Directors. The Chairman shall preside at all meetings of the stockholders and the Board of Directors, and, if designated as the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chairman may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The chairman may appoint an acting Secretary to record all the proceedings of the meetings of the Corporation in the event that the Secretary or an Assistant Secretary is unable to do so.

     5.5  President.  Unless otherwise provided by the Board of Directors, the
          ---------
president shall be the chief executive officer of the Corporation. In the absence of the chairman or in the event of the chairman's inability or refusal to act, the president shall preside at all meetings of the stockholders and the Board of Directors, shall have the power to appoint an acting Secretary if needed to record all proceedings of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

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

     5.6  Vice Presidents.  Any vice president shall perform such duties and
          ---------------
possess such powers as the Board of Directors or the president may from time to time prescribe. In the absence of the president or in the event of the president's inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then any vice president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     5.7  Secretary.  The secretary shall perform such duties and shall have
          ---------
such powers as the Board of Directors or the President may from time to time prescribe. In addition, the secretary shall perform such duties and have such powers as are incident to the office of secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

     5.8  Assistant Secretary.  Any assistant secretary shall perform such
          -------------------
duties and possess such powers as the Board of Directors, the president or the secretary may from time to time prescribe. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then any assistant secretary) shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     5.9  Treasurer.  The treasurer shall perform such duties and shall have
          ---------
such powers as the Board of Directors or the president may from time to time prescribe. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these by-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts for such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

     5.10 Assistant Treasurer.  The assistant treasurers shall perform such
          -------------------
duties and possess such powers as the Board of Directors, the president or the treasurer may from time to time prescribe. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then any assistant treasurer), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

6.   CERTIFICATES OF STOCK.
     ---------------------

     6.1  Certificate.  Every holder of stock in the Corporation shall be
          -----------
entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice chairman of the Board of Directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

     6.2  Stock Legends.  Every certificate for shares of stock which are
          -------------
subject to any restriction on transfer pursuant to the Certificate of Incorporation, these by-laws or any agreement to which the Corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     6.3  Signatures on Certificates.  Any of or all the signatures on the
          --------------------------
certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     6.4  Lost Certificates.  The Board of Directors may direct a new
          -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     6.5  Transfer of Stock.  Upon surrender to the Corporation or the transfer
          -----------------
agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     6.6  Fixed Record Date.  In order that the Corporation may determine the
          -----------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided,
                                                                       ---------
however, that the Board of Directors may fix a new record date for the adjourned
-------
meeting.

     6.7  Registered Stockholders.  The Corporation shall be entitled to
          -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


7.   GENERAL PROVISIONS.
     ------------------

     7.1  Dividends.  Dividends upon the capital stock of the Corporation,
          ---------
subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     7.2  Reserves to Meet Contingencies.  Before payment of any dividend, there
          ------------------------------
may be set aside, out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     7.3  Checks.  All checks or demands for money and notes of the Corporation
          ------
shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     7.4  Fiscal Year.  The fiscal year of the Corporation shall be fixed by
          -----------
resolution of the Board of Directors.

     7.5  Corporate Seal.  The corporate seal shall have inscribed thereon the
          --------------
name of the Corporation, the year of its organization and the words "Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.   INDEMNIFICATION.
     ---------------

     8.1  Action Against Party Because of Corporate Position.  The Corporation
          --------------------------------------------------
shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or such director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against expenses (including attorneys' fees and disbursements, inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo
                                                                         ----
contendere or its equivalent, shall not, of itself, create a presumption that
----------
the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     8.2  Action by or in the Right of Corporation.  The Corporation shall
          ----------------------------------------
indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or such director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against expenses (including attorneys' fees and disbursements, inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or is not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

     8.3  Reimbursement If Successful.  To the extent that a present or former
          ---------------------------
director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
8.1 or 8.2, or in defense of any claims, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements, inclusive of any appeal) actually and reasonably incurred by such person in connection therewith, notwithstanding that such person has not been successful (on the merits or otherwise) on any other claim, issue or matter in any such claim, action, suit or proceeding.

     8.4  Authorization.  Any indemnification under Sections 8.1 and 8.2 (unless
          -------------
ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 and
8.2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are or were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

     8.5  Advanced Reimbursement.  Expenses (including attorneys' fees and
          ----------------------
disbursements, inclusive of any appeal) incurred by an officer or director of the Corporation in defending any pending or threatened civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this, or granted pursuant to, Section 8. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     8.6  Indemnification No Exclusive.  The indemnification and advancement of
          ----------------------------
expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of the Certificate of Incorporation, as it may be amended, By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Where such other provision provides broader rights of indemnification than these by-laws, said other provision shall control.

     8.7  Indemnification of Employees and Agents.  The Corporation may, to the
          ---------------------------------------
extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation, and to such employees and agents serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, similar to those conferred in this Section 8 to directors and officers of the Corporation.

     8.8  Insurance.  The Corporation shall have power to purchase and maintain
          ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 8.

9.   AMENDMENTS.
     ----------

     9.1  By the Board of Directors.  Except as is otherwise set forth in these
          -------------------------
by-laws, these by-laws may be altered, amended or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

     9.2  By the Stockholders.  Except as otherwise set forth in these by-laws,
          -------------------
these by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.